CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 22, 2015, relating to the financial statements and financial highlights, which appear in the October 31, 2015 Annual Reports to Shareholders of Columbia AMT-Free Connecticut Intermediate Muni Bond Fund, Columbia AMT-Free Intermediate Muni Bond Fund, Columbia AMT-Free Massachusetts Intermediate Muni Bond Fund, Columbia AMT-Free New York Intermediate Muni Bond Fund, Columbia California Tax-Exempt Fund, Columbia Global Unconstrained Bond Fund, Columbia New York Tax-Exempt Fund, and Columbia Strategic Income Fund (eight of the funds constituting Columbia Funds Series Trust I), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Minneapolis, Minnesota
February 25, 2016